Exhibit 10.113
UNSECURED PROMISSORY NOTE

U.S. $50,000.00	January 20, 2016

FOR VALUE RECEIVED, the undersigned, Eos Petro, Inc., a Nevada corporation (the "Issuer"), hereby promises to pay to the order of Judith Ann Buchmiller, an individual (the "Payee"), at such place as the Payee shall direct in writing, the principal sum of Fifty Thousand Dollars ($50,000.00), with interest at 10.00% on the unpaid balance.  All references to Dollars herein are to lawful currency of the United States of America.

All unpaid principal of this Note and accrued interest shall be due and payable on July 1, 2016 (the "Maturity Date"). This Note may be prepaid at any time in whole or in part without penalty.

In any action at law or in equity to enforce or construe any provisions or rights under this Note, the unsuccessful party or parties to such litigation, as determined by a court pursuant to a final offer, judgment or decree, shall pay to the successful party or parties all costs, expenses and reasonable attorneys' fees incurred by such successful party.

This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

Eos Petro, Inc.
A Nevada corporation

By: /s/ Nikolas Konstant
    Nikolas Konstant
    Its: Chief Financial Officer